Exhibit 99.1

Contact:

Abdo H. Khoury

Chief Financial and Portfolio Officer

(949) 718-4400

NHP REPORTS 2009 FIRST QUARTER RESULTS

First Quarter Highlights

•	Upgraded by Fitch to BBB
•	Upgraded by Moody’s to Baa2
•	Standard & Poors Upgrade Outlook to Positive
•	Balance Sheet Remains Strong With Modest Capital Commitments Through July 2011
•	Maintaining Quarterly Cash Dividend of $0.44 per Share
•	Diluted FFO Payout Ratio of 77%

NEWPORT BEACH, CA – May 7, 2009 – Nationwide Health Properties, Inc. (NYSE: NHP) today announced results of operations for the first quarter ended March 31, 2009. Contemporaneously with this press release, the Company has filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 with the Securities and Exchange Commission.

“In the current economic environment, the balance sheet is center stage with premiums placed on low leverage and ample liquidity. As evidenced by recent credit rating upgrades from Moody’s and Fitch, NHP’s balance sheet is strong. On an enterprise value basis, our leverage is a conservative 40% and we have ample liquidity with about $80 million of cash and the full capacity of our $700 million credit facility,” commented Douglas M. Pasquale, NHP’s Chairman and Chief Executive Officer. “We believe the investment environment favors patience and the difficult economy requires extra attention allocated to our existing assets and tenants. In time we believe that assets will be available at attractive prices, and we expect to make excellent investments as opportunities present themselves,” Mr. Pasquale added.

FIRST QUARTER 2009 RESULTS OF OPERATIONS

The following table presents selected unaudited financial information for the first quarter and the year ended March 31, 2009 as compared to the same period of 2008:

SELECTED FINANCIAL DATA

($ in thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008	$ Change	% Change
Revenue	$97,251	$85,270	$11,981	14.1%
Income from Continuing Operations	$29,399	$22,940	$6,459	28.2%
Net Income Attributable to NHP Common Stockholders	$49,154	$35,393	$13,761	38.9%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$0.47	$0.37	$0.10	27.0%
Diluted FFO	$61,569	$56,293	$5,276	9.4%
Diluted FFO Per Share	$0.57	$0.56	$0.01	1.8%
Diluted FAD	$61,427	$54,571	$6,856	12.6%
Diluted FAD Per Share	$0.57	$0.54	$0.03	5.6%

NON-GAAP FINANCIAL MEASURES

Diluted Funds From Operations (“FFO”) and Diluted Funds Available for Distribution (“FAD”) are non-GAAP measures that we believe are important to understanding our operations. We believe diluted FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). We believe diluted FAD is an important supplemental measure of operating performance because, like diluted FFO, it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). It also excludes straight-lined rent and other non-cash items that have become more significant for us and our competitors over the last several years. We believe that net income is the most directly comparable GAAP measure to diluted FFO and diluted FAD. Reconciliations between net income and diluted FFO and net income and diluted FAD are included in the accompanying financial data. For guidance, we have also included in the accompanying financial data reconciliations between net income per share and diluted FFO and diluted FAD per share.

FIRST QUARTER 2009 INVESTMENT ACTIVITY

We sold three buildings in the first quarter for approximately $35.0 million in gross proceeds. We also invested $8.0 million in revenue producing capital expenditures at a blended yield of 8.3% on our existing triple net portfolio.

In February 2009, we entered into an agreement with Brookdale Senior Living, Inc. whereby we became a lender with an original commitment of $8.8 million under their $230.0 million revolving loan facility with a maturity date of August 31, 2010. We originally funded $7.4 million, and at March 31, 2009, $5.9 million remained outstanding.

Pacific Medical Buildings LLC (“PMB”) Update – In the first quarter of 2009, we terminated our obligation with respect to the following five buildings: Orange, CA; Poway, CA; Mission Viejo, CA; Honolulu, HI; and Reno, NV.

FIRST QUARTER 2009 FINANCING TRANSACTIONS

In the first quarter of 2009, we paid off $27.0 million of senior notes that came due with a weighted average interest rate of 7.61%. We also extended a $32.9 million secured note to April 2010 and placed $6.6 million of additional secured debt.

On April 1, 2009, we retired $30.0 million of senior notes with an interest rate of 6.25% due in February 2013 for $25.4 million.

2009 GUIDANCE

We are increasing by $0.02 per share the low end of our full-year 2009 recurring diluted FFO guidance of $2.20 per share to $2.22 per share and are increasing the high end of the range by $0.01 per share of $2.25 per share to $2.26 per share. We are also increasing by $0.02 per share the low end of our full-year 2009 recurring diluted FAD guidance of $2.18 per share to $2.20 per share and are increasing the high end of the range by $0.01 per share of $2.23 per share to $2.24 per share. Our guidance includes the recent retirement of $30.0 million of senior notes and excludes any acquisitions, investments, impairments or capital transactions occurring in 2009. Current guidance also assumes no material changes to the Hearthstone lease nor the recognition of any supplemental rent previously or prospectively deferred. Beginning in 2009, certain costs associated with acquisitions which were previously capitalized are now required to be expensed. While our guidance does not assume any acquisitions, we will incur certain costs that will be expensed for any acquisitions we may make and those costs could be material.

CONFERENCE CALL INFORMATION

We have scheduled a conference call and webcast on Friday, May 8, 2009 at 8:30 a.m. Pacific time (11:30 a.m. Eastern time) in order to present our performance and operating results for the quarter ended March 31, 2009. The conference call is accessible by dialing 866-700-5192 and referencing conference ID number 36865441 or by logging on to our website at http://www.nhp-reit.com. The international dial-in number is 617-213-8833. The earnings release and any additional financial information that may be discussed on the conference call will also be available at the same location on our website. A digitized replay of the conference call will be available from 11:30 a.m. Pacific time (2:30 p.m. Eastern time) that day until 9:00 p.m. Pacific time (Midnight Eastern time) on June 8, 2009. Callers can access the replay by dialing 888-286-8010 or 617-801-6888 and entering conference ID number 96505484. Webcast replays will also be available on our website for at least 12 months following the conference call. Our supplemental information package for the quarter ended March 31, 2009 is available on our website, free of charge, at http://www.nhp-reit.com by selecting “Investor Relations” followed by

“Financial Information” and is included in our Current Report on Form 8-K filed May 7, 2009 with the SEC also containing this release. Shareholders may receive free of charge a complete set of our audited financial statements upon request.

ABOUT NATIONWIDE HEALTH PROPERTIES, INC.

Nationwide Health Properties, Inc. is a real estate investment trust (REIT) that invests primarily in healthcare real estate in the United States. As of March 31, 2009, the Company’s portfolio of properties, including mortgage loans and properties owned by unconsolidated joint ventures, totaled 579 properties among the following segments: 279 senior housing facilities, 200 skilled nursing facilities, 82 medical office buildings, 11 continuing care retirement communities and 7 specialty hospitals. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.

FORWARD LOOKING STATEMENTS

Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with our business include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent by our tenants; our reliance on two tenants for a significant percentage of our revenue; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; maintaining compliance with our debt covenants; access to the capital markets and the cost and availability of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; risks associated with acquisitions, including our ability to identify and complete favorable transactions, delays or failures in obtaining third party consents or approvals, the failure to achieve perceived benefits, unexpected costs or liabilities and potential litigation; the ability of our tenants to repay straight-line rent or loans in future periods; the ability of our tenants to obtain and maintain adequate liability and other insurance; our ability to attract new tenants for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our senior notes; the rights and influence of holders of our outstanding preferred stock; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.

***Financial Tables to Follow***

NATIONWIDE HEALTH PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue:
Triple-net lease rent	$74,263	$69,073
Medical office building operating rent	16,653	10,930

	90,916	80,003
Interest and other income	6,335	5,267

	97,251	85,270
Expenses:
Interest and amortization of deferred financing costs	24,071	24,738
Depreciation and amortization	31,029	27,283
General and administrative	6,931	6,498
Medical office building operating expenses	6,834	4,864

	68,865	63,383

Operating income	28,386	21,887
Income from unconsolidated joint ventures	1,013	1,053

Income from continuing operations	29,399	22,940
Discontinued operations:
Gains on sale of facilities, net	21,152	10,866
Income from discontinued operations	82	3,640

	21,234	14,506

Net income	50,633	37,446
Net (income) loss attributable to noncontrolling interests	(27)	9

Net income attributable to NHP	50,606	37,455
Preferred stock dividends	(1,452)	(2,062)

Income available to NHP common stockholders	$49,154	$35,393

Basic earnings per share (EPS):
Income from continuing operations attributable to NHP common stockholders	$0.27	$0.22
Discontinued operations attributable to NHP common stockholders	0.21	0.15

Net income attributable to NHP common stockholders	$0.48	$0.37

Diluted EPS:
Income from continuing operations attributable to NHP common stockholders	$0.27	$0.22
Discontinued operations attributable to NHP common stockholders	0.20	0.15

Net income attributable to NHP common stockholders	$0.47	$0.37

Weighted average shares outstanding for EPS:
Basic	102,355	95,274

Diluted	104,408	95,783

NATIONWIDE HEALTH PROPERTIES, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

Reconciliation of Net Income to Diluted FFO

	Three Months Ended March 31,
	2009	2008
Net income	$50,633	$37,446
Preferred stock dividends	(1,452)	(2,062)
Net (income) loss attributable to noncontrolling interests	(27)	9
Real estate related depreciation and amortization	30,808	28,589
Depreciation in income from unconsolidated joint ventures	1,307	1,115
Gains on sale of facilities, net	(21,152)	(10,866)

FFO available to NHP common stockholders	60,117	54,231
Series B preferred dividend add-back	1,452	2,062

Diluted FFO	$61,569	$56,293

Weighted average shares outstanding for diluted FFO:
Diluted weighted average shares outstanding(1)	104,451	95,783
Series B preferred stock conversion add-back if not already converted	3,358	4,728

Fully diluted weighted average shares outstanding	107,809	100,511

Diluted FFO per share	$0.57	$0.56

Dividends declared per common share	$0.44	$0.44

Diluted FFO payout ratio	77%	79%

Diluted FFO coverage	1.30	1.27

(1)	Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options, restricted stock awards, restricted stock units and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

Reconciliation of Net Income to Diluted FAD

	Three Months Ended March 31,
	2009	2008
Net income	$50,633	$37,446
Preferred stock dividends	(1,452)	(2,062)
Net (income) loss attributable to noncontrolling interests	(27)	9
Real estate related depreciation and amortization	30,808	28,589
Gains on sale of facilities, net	(21,152)	(10,866)
Straight-lined rent	(1,590)	(2,837)
Amortization of intangible assets and liabilities	(222)	(124)
Non-cash stock-based compensation expense	1,573	1,331
Deferred finance cost amortization	814	747
Lease commissions and tenant and capital improvements	(726)	(847)
Unconsolidated joint ventures:
Real estate related depreciation and amortization	1,307	1,115
Straight-lined rent	(12)	(11)
Deferred finance cost amortization	21	19

FAD available to NHP common stockholders	59,975	52,509
Series B preferred dividends	1,452	2,062

Diluted FAD	$61,427	$54,571

Weighted average shares outstanding for diluted FAD:
Diluted weighted average shares outstanding(1)	104,451	95,783
Series B preferred stock add-back if not already converted	3,358	4,728

Fully diluted weighted average shares outstanding	107,809	100,511

Diluted FAD per share	$0.57	$0.54

Dividends declared per common share	$0.44	$0.44

Diluted FAD payout ratio	77%	81%

Diluted FAD coverage	1.30	1.23

(1)	Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options, restricted stock awards, restricted stock units and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

Reconciliation of 2009 Net Income Guidance to 2009 Recurring Diluted FFO

and Recurring Diluted FAD Guidance on a Per Share Basis

	Low	High
Net income	$1.53	$1.57
Preferred stock dividends	(0.06)	(0.06)
Real estate related depreciation and amortization	1.16	1.16
Gain on sales of facilities, net	(0.35)	(0.35)
Dilution from convertible preferred stock	(0.02)	(0.02)

Diluted FFO guidance	2.26	2.30

Gain on extinguishment of debt	(0.04)	(0.04)

Recurring diluted FFO guidance	2.22	2.26

Straight-lined rent	(0.06)	(0.06)
Amortization of intangible assets and liabilities	(0.01)	(0.01)
Non-cash stock-based compensation expense	0.07	0.07
Deferred finance cost amortization	0.03	0.03
Lease commissions and tenant and capital improvements	(0.05)	(0.05)

Recurring diluted FAD guidance	$2.20	$2.24

NATIONWIDE HEALTH PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2009	December 31, 2008
	(Unaudited)
Assets
Investments in real estate:
Land	$318,846	$320,394
Buildings and improvements	3,070,629	3,079,819

	3,389,475	3,400,213
Less accumulated depreciation	(512,674)	(490,112)

	2,876,801	2,910,101
Mortgage loans receivable, net	116,975	112,399
Mortgage loan receivable from related party	47,500	47,500
Investments in unconsolidated joint ventures	50,096	54,299

Net real estate related investments	3,091,372	3,124,299
Cash and cash equivalents	80,285	82,250
Receivables, net	6,591	6,066
Asset held for sale	—	4,542
Intangible assets	108,428	109,434
Other assets	133,314	131,534

Total assets	$3,419,990	$3,458,125

Liabilities and Equity
Unsecured senior credit facility	$—	$—
Senior notes	1,029,233	1,056,233
Notes and bonds payable	440,409	435,199
Accounts payable and accrued liabilities	124,112	144,566

Total liabilities	1,593,754	1,635,998
Redeemable OP unitholder interests	56,096	56,778
Equity:
NHP stockholders' equity
Series B convertible preferred stock	74,918	74,918
Common stock	10,248	10,228
Capital in excess of par value	1,791,155	1,786,193
Cumulative net income	1,607,495	1,556,889
Accumulated other comprehensive (loss) income	(1,826)	1,846
Cumulative dividends	(1,716,195)	(1,669,407)

Total NHP stockholders' equity	1,765,795	1,760,667

Noncontrolling interests	4,345	4,682

Total equity	1,770,140	1,765,349

Total liabilities and equity	$3,419,990	$3,458,125